Exhibit 10.8.1

EMPLOYEE INCENTIVE STOCK OPTION GRANT

     INCENTIVE STOCK OPTION GRANT, dated as of the                      day of                     , by and between Redwood Trust, Inc., a Maryland corporation (the “Company”), and                     , an employee of the Company (the “Optionee”).

Pursuant to the 2002 Redwood Trust, Inc. Incentive Stock Plan (the “Plan”), the Compensation Committee (the “Committee”) has determined that the Optionee is to be granted an Incentive Stock Option (the “Option”) to purchase shares of the Company’s common stock, on the terms and conditions set forth herein, and the Company hereby grants such Option. It is intended that the Option constitute an “Incentive Stock Option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Any capitalized terms not defined herein shall have the meaning set forth in the Plan.

1)	Number of Shares and Option Price. This Option Grant entitles the Optionee to purchase ( ) shares of the Company’s common stock, par value $0.01 per share (the “Option Shares”), at a price (the “Option Price”) of and 00/100 ($ ) per share, which is not less that the Fair Market Value of the Option Shares as of the date hereof, as determined by the Committee.

2)	DER’s This Option Grant also entitles the Optionee to receive Dividend Equivalent Rights in the form of “Current-Pay DERs” as defined in the Plan (“DERs”) in an amount equal to the value of any common stock dividend declared and paid on the unexercised number of Option Shares subject to the Option granted above, subject to the limitations specified below. All such DER’s are intended to qualify as performance based compensation, having as a performance objective and condition the requirement that the Company have sufficient earnings to declare and pay dividends during the period while such DER’s accrue.

a)	Payment of DERs will commence with common stock dividends with a record date on or after 1, 20 and will cease for common stock dividends with a record date on or after 1, 20 .

b)	The Current-Pay DERs will be paid in the form of cash or any other type of distribution as set forth in Section 5(8) of the Plan on the payable date of the respective dividend.

c)	The Optionee will not receive DERs for a dividend declared with respect to Option Shares for which the related Option has been exercised or terminated as of the record date of that dividend. The Optionee will not receive DERs for a dividend declared with respect to Option Shares if the Optionee is not an employee on the record date of that dividend, provided, however, that the Optionee will receive DER payments in the event of termination of employment to the extent provided in Sections 7, 8, and 9 hereof.

d)	DER’s will not be paid with respect to options that have been granted pursuant to the exercise of a Reload Option (as defined below)

e)	DER payments and Option grants are not considered compensation for purposes of determination of severance or termination. This provision is subject to any provisions relative to this issue in any employment agreement between the Company and the Optionee in effect at the time of this grant (as it may be amended or replaced from time to time).

3)	Period of Option. The term of the Option and of this Option Grant shall commence on the date hereof (the “Date of Grant”) and, unless the Option is previously terminated pursuant to this Option Grant, shall terminate upon the expiration of ten years from the Date of Grant. Upon termination of the Option, all rights of the Optionee hereunder shall cease except the right to receive DERs the Optionee is otherwise entitled to receive for dividends with a record date that was previous to the termination event.

4)	Conditions of Exercise.

a)	Subject to the provisions of paragraph (b) of this Section 4, the Option shall become exercisable as follows:

i)	25% of the Option Shares (rounded down to the nearest whole number of shares) on ;

ii)	An additional 6.25% of the Option Shares (rounded down to the nearest whole number of shares) on ;

iii)	An additional 6.25% of the Option Shares (rounded down to the nearest whole number of shares) on ;

iv)	An additional 6.25% of the Option Shares (rounded down to the nearest whole number of shares) on ;

v)	An additional 6.25% of the Option Shares (rounded down to the nearest whole number of shares) on ;

vi)	An additional 6.25% of the Option Shares (rounded down to the nearest whole number of shares) on ;

vii)	An additional 6.25% of the Option Shares (rounded down to the nearest whole number of shares) on ;

viii)	An additional 6.25% of the Option Shares (rounded down to the nearest whole number of shares) on ;

ix)	An additional 6.25% of the Option Shares (rounded down to the nearest whole number of shares) on ;

x)	An additional 6.25% of the Option Shares (rounded down to the nearest whole number of shares) on ;

xi)	An additional 6.25% of the Option Shares (rounded down to the nearest whole number of shares) on ;

xii)	An additional 6.25% of the Option Shares (rounded down to the nearest whole number of shares) on ;

xiii)	The balance of the Option Shares on .

b)	The right of the Optionee to purchase Option Shares that have become exercisable under clause (a) above may be exercised, in whole or in part, at any time or from time to time up to ten (10) years from the Date of Grant, but only during the period in which such Option remains otherwise exercisable as herein provided.

5)	Limits on Transferability of Option.

a)	The Option and this Option Grant shall not be transferable otherwise than by will or by the laws of descent and distribution or pursuant to a “qualified domestic relations order,” as defined in the Employee Retirement Income Security Act of 1974; and the Option may be exercised, during the lifetime of the Optionee, only by the Optionee or in accordance with the terms of a qualified domestic relations order.

6)	Exercise of Option. Options that have become exercisable may be exercised in whole or in part at any time during the period herein specified by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price in cash or its equivalent as determined by the Committee. As determined by the Committee, in its sole discretion, payment in whole or in part may also be made in the form of unrestricted Stock already owned by the Optionee, based in each case, on the Fair Market Value of the Stock on the date the Option is exercised. Any payment in the form of stock already owned by the Optionee may be effected by use of an Acknowledgement and Attestation Form approved by the Committee.

To the extent the Optionee exercises the Option or Reload Option (as defined below) granted hereunder, by delivering (or attesting to ownership of) shares of unrestricted common stock instead of paying cash, or pays tax withholding by delivering shares of unrestricted common stock, or having shares withheld from exercise, then, if the Optionee’s relationship as an employee has not terminated, the Optionee shall automatically receive on the date of such exercise a new Option (a “Reload Option”) to purchase additional shares of stock equal to the number of shares so delivered or attested to, or (at the sole discretion of the Committee) withheld by, the Company. The Reload Option shall have a strike price equal to the Fair Market Value per share of common stock on the date the Reload Option is granted, shall expire the same date as the expiration date of the Option so exercised, be fully vested and exercisable, have no DERs and otherwise shall be subject to the same terms and conditions as set forth herein. Furthermore, such Reload Options shall not constitute an “Incentive Stock Option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

All deliveries and distributions under this Option Grant are subject to withholding of all applicable taxes. At the election of the Optionee, but subject to the sole discretion of the Committee and such rules and limitations as may be established by the Committee from time to time, such withholding obligations may be satisfied through the surrender of shares of common stock which the Optionee already owns, or to which the Optionee is otherwise receiving shares of common stock upon exercise under the Plan.

The Optionee may be able to defer payment of taxes on income realized in connection with the exercise of these options by participating in the Company’s Deferred Compensation Plan, subject to the eligibility requirements and other rules and procedures of the Deferred Compensation Plan in place at that time.

7)	Termination by Death. If the Optionee’s relationship as an employee with the Company terminates by reason of death, the Option becomes immediately fully vested and exercisable. DER’s will continue to be paid on unexercised shares with respect to dividend record dates occurring during the remaining exercise period as noted below. After termination by death, the Option may be exercised for (a) a period of twelve (12) months after the date of death or (b) if longer, the last record date for which DER’s are receivable under the terms of this Option Grant, plus thirty (30) days, (provided, however, that an exercise after three months of retirement will cease qualification as an Incentive Stock Option) but in no case beyond the stated term of this Option Grant. The Optionee is not eligible to receive Reload Options following the Optionee’s death.

8)	Termination by Reason of Disability. If the Optionee’s relationship as an employee with the Company terminates by reason of disability, the Option becomes immediately fully vested and exercisable. DER’s will continue to be paid on unexercised shares with respect to dividend record dates occurring during the remaining exercise period as noted below. After termination by disability the Option may be exercised for (a) a period of twelve (12) months from the date of termination by reason of disability or (b) if longer, the last record date for which DER’s are receivable under the terms of this Option Grant, plus thirty (30) days (provided, however, that an exercise after three months of retirement will cease qualification as an Incentive Stock Option), but in no case beyond the stated term of this Option Grant; provided, however, that if the Optionee dies prior to the end of the exercise period following termination by disability, such Option may thereafter be exercised until the earlier to occur of (a) a period of twelve (12) months from the date of death or (b) if longer, the last record date for which DER’s are receivable under the terms of this Option Grant, plus thirty (30) days but in no case beyond the stated term of this Option Grant. The Optionee is not eligible to receive Reload Options following the Optionee’s disability.

9)	Other Termination.

a)	Upon termination by retirement (as defined by the Committee), the Option shall remain outstanding and continue to vest and become exercisable pursuant to Section 4, until the later to occur of (i) thirty (30) days after the last dividend record date for which DER’s are receivable under the terms of this Option Grant, or (ii) the earlier to occur of (a) thirty six (36) months from the date of retirement or (b) the expiration of the stated term of the Option (provided, however, that an exercise after three months of retirement will cease qualification as an Incentive Stock Option). Following termination by retirement, DER’s will continue to be paid under the provisions of this Option Grant with respect to dividend record dates occurring during the remaining exercise period, as noted herein. The Optionee is not eligible to receive Reload Options following the Optionee’s retirement.

b)	If the Optionee’s relations as an employee with the Company terminates for any reason other than death, disability, or retirement, the Option may be exercised, but only to the extent vested and exercisable at the time of such termination, until the earlier to occur of (a) three (3) months from the date of such termination or (b) the expiration of the stated term of the Option. The Optionee is not eligible to receive DER’s for record dates subsequent to the date of such termination. The Optionee is not eligible to receive Reload Options following such termination.

c)	This provision is in effect only for an employee of the Company for which there is in effect an employment agreement (such employment agreement as it may be amended or replaced from time to time, the “Employment Agreement”) between the Optionee and the Company at the date of grant. Upon termination of the Optionee’s employment either by the Company other than for Cause (as such term is defined in the Employment Agreement) or by the Optionee for Good Reason (as such term is defined in the Employment Agreement), the Option becomes vested and exercisable and DER’s will be paid to the Optionee pursuant to the Employment Agreement as provided therein. If not specifically provided in the Employment Agreement, DER’s will be paid pursuant to the provision of this Grant. If the Optionee’s relationship as an employee with the Company terminates because of termination by the Company for Cause (as such term is defined in the Employment Agreement) or because the Optionee voluntarily terminates employment for other than Good Reason (as such term is defined in the Employment Agreement), the Option may be exercised, but only to the extent vested and exercisable at the time of such termination, until the earlier to occur of (a) three (3) months from the date of such termination, (b) the expiration of the term of the Option, or (c) as otherwise provided in the Employment Agreement. The Optionee will not be eligible to receive DER’s or Reload Options following such a termination.

10)	At-Will Employment. This Option Grant is not an employment contract and nothing in this Option Grant shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or on the part of the Company to continue your employment with the Company. It is understood and agreed to by you, as an Optionee under the Plan, that this Option Grant and your participation in the Plan does not alter the at-will nature of your relationship with the Company (subject to the terms of the Employment Agreement). The at-will nature of your relationship with the Company can only be altered by a writing signed by both you and the President of the Company.

11)	Notices. Any notice required or permitted under this Option Grant shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Optionee either at the Optionee’s address hereinbelow set forth or such other address as the Optionee may designate in writing to the Company, and to the Company: Attention: Douglas B. Hansen (or his designee), at the Company’s address or such other address as the Company may designate in writing to the Optionee.

12)	Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Option Grant shall in no way be construed to be a waiver of such provision or of any other provision hereof.

13)	Existing Agreements. This Option Grant does not supersede nor does it modify any existing agreements between the Optionee and the Company.

14)	Governing Law. This Option Grant shall be governed by and construed according to the laws of the State of Maryland without regard to its principles of conflict of laws.

15)	Incorporation of Plan. The Plan is hereby incorporated by reference and made a part hereof, and the Option and this Option Grant are subject to all terms and conditions of the Plan.

16)	Amendments. This Option Grant may be amended or modified at any time by an instrument in writing signed by the parties hereto.

IN WITNESS WHEREOF, the parties have executed this Option Grant on the day and year first above written.

REDWOOD TRUST, INC.

By

Douglas B. Hansen, President
One Belvedere, Suite #300
Mill Valley, California 94941

The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Option Grant and to all the terms and provisions of the Plan herein incorporated by reference.

[employee name]
[employee address]